SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Delta Apparel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 13, 2003
PROXY STATEMENT
ELECTION OF DIRECTORS
STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS
MANAGEMENT COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF SELECTION OF AUDITORS
OTHER BUSINESS
FINANCIAL INFORMATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SOLICITATION OF PROXIES
PROPOSALS OF SECURITY HOLDERS
APPENDIX A

DELTA APPAREL, INC.
2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 13, 2003

TO OUR SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Delta Apparel, Inc., a Georgia corporation (“Delta Apparel”), will be held at the Corporate Office, 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on Thursday, November 13, 2003, at 10:00 a.m., local time, for the following purposes:

1.	To elect eight directors to serve until the next annual meeting of shareholders of Delta Apparel or until their successors have been duly elected and qualified;

2.	To vote on the ratification of the appointment of Ernst & Young LLP as independent auditors for Delta Apparel for fiscal year 2004; and

3.	To act on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors of Delta Apparel recommends that shareholders vote FOR the nominees for director listed in the Delta Apparel proxy statement enclosed with this notice and FOR ratification of Ernst & Young LLP as independent auditors for Delta Apparel for fiscal year 2004.

     Delta Apparel has fixed the close of business on September 19, 2003 as the record date for the determination of the shareholders of Delta Apparel entitled to receive notice of and to vote at the Annual Meeting. Only Delta Apparel shareholders of record at the close of business on September 19, 2003 will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Martha M. Watson Secretary

September 25, 2003

DELTA APPAREL, INC.

2750 Premiere Parkway, Suite 100
Duluth, Georgia 30097
Telephone (678) 775-6900

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

November 13, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Delta Apparel, Inc., a Georgia corporation (“Delta Apparel” or the “Company”), to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at its principal corporate office, 2750 Premiere Parkway, Suite 100, Duluth, Georgia, at 10:00 a.m. on Thursday, November 13, 2003. The approximate date of the first mailing of this Proxy Statement and the accompanying proxy is September 26, 2003.

     Only shareholders of record at the close of business on September 19, 2003 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were outstanding 4,060,502 shares of common stock, $0.01 par value (the only voting securities), of the Company. Each share is entitled to one vote.

     Each shareholder described above will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (i) delivering to the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and giving notice of revocation to the Secretary of the Company or giving notice of revocation in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, Attention: Corporate Secretary.

     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted (1) FOR election to the Board of Directors of the nominees described herein, (2) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2004, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The presence, either in person or by proxy, of the holders of two-thirds of the outstanding shares of common stock at September 19, 2003 is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders do not have the right to cumulate their votes with respect to the election of directors. Ratification of the appointment of Ernst & Young LLP as independent auditors will require the affirmative vote of holders of a majority of the shares voting on the issue at the Annual Meeting. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present for quorum purposes, but have no effect on the election of directors or the ratification of the appointment of Ernst & Young as independent auditors. Shareholders do not have any dissenters’ rights or appraisal rights with respect to any matter described in this proxy statement.

ELECTION OF DIRECTORS

(Item 1)

     The by-laws of the Company provide that the number of Directors to be elected at any meeting of shareholders may be determined by the Board of Directors. The Board has determined that eight Directors shall be elected at the Annual Meeting. The shareholders’ common stock may not be voted cumulatively in the election of Directors.

     The eight persons listed below are nominees for election as Directors at the Annual Meeting to serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. Unless authority to vote at the election of Directors is withheld, it is the intention of the persons named in the enclosed form of proxy to nominate and vote for the persons named below, all of whom are currently Directors of the Company. Each such person is a citizen of the United States. There are no family relationships among the Directors and the executive officers of the Company.

     Management of the Company believes that all of the nominees will be available and able to serve as Directors. In the event any nominee is not available or able to serve, the shares represented by the proxies will be voted for such substitute as shall be designated by the Board of Directors.

Name, Age &
Business Address	Principal Occupation	Director Since

David S. Fraser (65)	Business Consultant	2002
3010 Rivermeade Lane, NW	Atlanta, Georgia (1)(9)
Atlanta, GA 30327

William F. Garrett (62)	President & Chief Executive Officer of	1999 (12)
1071 Avenue of the Americas	Delta Woodside Industries, Inc.
New York, NY 10018	Greenville, South Carolina (2)(10)

C.C. Guy (70)	Retired Businessman	1999 (12)
1405 Stone Gate Lane	Shelby, North Carolina (3)(9)
Shelby, NC 28150

Robert W. Humphreys (46)	President & Chief Executive Officer of	1999
300 N. Main Street, Suite 403	Delta Apparel
Greenville, SC 29601	Duluth, Georgia (4)

Dr. Max Lennon (63)	President of Education &	1999 (12)
Post Office Box 1775	Research Services (ERS)
Mars Hill, NC 28754	Mars Hill, North Carolina (5)(9)(10)(11)

E. Erwin Maddrey, II (62)	President of Maddrey & Associates	1999 (12)
233 N. Main Street, Suite 200	Greenville, South Carolina (6)(10)(11)
Greenville, SC 29601

Buck A. Mickel (47)	President & Chief Executive Officer	1999 (12)
Post Office Box 6721	of RSI Holdings, Inc.
Greenville, SC 29606	Greenville, South Carolina (7)(10)(11)

David Peterson (52)	Chairman & Chief Executive Officer of	2003
1002 Lullwater Road	The North Highland Company
Atlanta, GA 30307	Atlanta, Georgia (8)

(1)	David S. Fraser served as Chief Financial Officer and Treasurer of Graphic Industries, Inc. from 1994 until 1997. Graphic Industries, Inc. was a publicly held commercial printing company. From 1997 until 1998, Mr. Fraser was a private investor and a business consultant. In 1998, Mr. Fraser became Vice President and Chief Financial Officer of Crown Crafts, Inc., a publicly held manufacturer of home textile products. He served in this capacity until 2000. Since 2000, Mr. Fraser has been a private investor and a business consultant.

(2)	William F. Garrett served as a divisional Vice President of J. P. Stevens & Company, Inc. from 1982 to 1984, and as a divisional President of J. P. Stevens & Company, Inc. from 1984 until 1986. From 1986 until June 2000 he served as the President of Delta Mills Marketing Company, a division of a subsidiary of Delta Woodside Industries, Inc. or its predecessors (collectively, “Delta Woodside”). Mr. Garrett became President and Chief Executive Officer of Delta Woodside in June 2000. Delta Woodside is in the business of manufacturing and selling textile fabric. Mr. Garrett is also a director of Delta Woodside.

(3)	C. C. Guy served as Chairman of the Board of Delta Woodside from its founding in 1984 until November 1989. In November 1989, Delta Woodside merged into RSI Corporation (the “RSI Merger”). From before the merger until January 1995, he also served as President of RSI Holdings, Inc., a subsidiary of RSI Corporation. Until 1992 RSI Holdings, Inc. was engaged in the sale of outdoor power equipment, until 1994 was engaged in the sale of turf care products, until January 2000 was engaged in the consumer finance business and currently is engaged in the business of providing temporary labor, primarily to manufacturing concerns in the Southeastern United States. Mr. Guy also serves as a director of Delta Woodside. In the past year, Mr. Guy attended KPMG’s Semi-Annual Audit Committee Round Tables.

(4)	Robert W. Humphreys was elected President and Chief Executive Officer of Delta Apparel in December 1999. He was elected President of the Delta Apparel Company division of Delta Woodside in April 1999. He served as Vice President-Finance and Assistant Secretary of Delta Woodside from May 1998 to November 1999. From January 1987 to May 1998, Mr. Humphreys was President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside.

(5)	Dr. Max Lennon was President of Clemson University from March 1986 until August 1994. He was President and Chief Executive Officer of Eastern Foods, Inc., which was engaged in the business of manufacturing and distributing food products, from August 1994 until March 1996. He served as President of Mars Hill College from 1996 until 2002. Currently, Mr. Lennon is President of Education and Research Services (ERS). He also serves as a director of Delta Woodside and Duke Power Company. In the past year, Mr. Lennon attended the Harvard Faculty Program for continuing education on Board Governance.

(6)	E. Erwin Maddrey, II was President and Chief Executive Officer of Delta Woodside from its founding in 1984 until the RSI Merger, and he served in these positions with Delta Woodside from the RSI Merger until June 2000. He is currently the President of Maddrey & Associates, which oversees its investments and provides consulting services. He also serves as a director of Delta Woodside and Kemet Corporation. Mr. Maddrey is the chairman of the Board of Directors of the Company.

(7)	Buck A. Mickel was a Vice President of Delta Woodside from its founding in 1984 until November 1989. He served as Vice President and a director of RSI Holdings, Inc. from before the RSI Merger until January 1995 and as Vice President of RSI Holdings, Inc. from September 1996 until July 1998 and has served as President, Chief Executive Officer and a director of RSI Holdings, Inc. from July 1998 to the present. He served as Vice President of RSI Corporation from October 1983 until November 1989. Mr. Mickel also serves as a director of Delta Woodside.

(8)	David Peterson is currently the Chairman and Chief Executive Officer of The North Highland Company, a management and technology consulting services firm based in Atlanta, Georgia. Mr. Peterson has served in this role since the start of the North Highland Company in 1992. Previously, he held management positions with Georgia-Pacific Corporation and Arthur Andersen & Co. Mr. Peterson has over thirty years of business experience, including assisting large multi-national enterprises, small entrepreneurial and medium sized organizations improve their businesses. In the past year, Mr. Peterson attended Emory University for continuing education on Board Governance.

(9)	Member of Audit Committee for fiscal years 2003 and 2004.

(10)	Member of Compensation Committee for fiscal years 2003 and 2004.

(11)	Member of the Corporate Governance Committee for fiscal years 2003 and 2004.

(12)	Served as a director of Delta Woodside or any predecessor company to Delta Woodside for one or more years prior to Delta Apparel’s spin-off from Delta Woodside.

     Dr. James F. Kane, who has been a director of Delta Apparel since 1999, is retiring and will not stand for re-election.

     The Company’s Directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

     The Board of Directors of the Company met physically or by telephone six times during fiscal 2003. During fiscal 2003, the Audit Committee of the Board of Directors met six times, the Compensation Committee met one time and the Corporate Governance Committee met two times either in person or telephonically. Each Director attended or participated in at least 75 percent of the meetings of the Board and of any committee of which he was a member.

     The Audit Committee reviews the Company’s annual financial statements and any reports or other financial information submitted to any governmental body or the public, makes recommendations to the Board regarding the selection of the Company’s independent public accountants, reviews the independence of such accountants, approves the scope of the annual audit, approves the fee payable to the independent accountants, reviews the audit results, reviews the integrity of the Company’s internal and external financial reporting process, maintains a code of ethical conduct for the Company’s management and performs other functions set forth in its charter.

     The Compensation Committee awards bonuses under the Company’s Short-Term Incentive Compensation Plan (the “Short-Term Incentive Compensation Plan”) and reviews and submits to the Board of Directors suggested executive officers’ salaries and other bonuses.

     The Corporate Governance Committee identifies, interviews and recommends to the Board candidates for election to the Board. The Corporate Governance Committee also reviews and reports to the Board as to various corporate governance matters.

     The Corporate Governance Committee will consider director nominees recommended by holders of the Company’s common stock. Shareholder nominations must be in writing and otherwise comply with the requirements of the Company’s bylaws. If the election of directors is to take place at an annual meeting of shareholders, then a shareholder nomination must be received by the Company (A) no later than 120 days prior to the first anniversary of the previous year’s annual meeting or (B) if there was no annual shareholders meeting the previous year or the date of the annual shareholders’ meeting has been moved more than 30 days from the date of the previous year’s meeting then no later than ten days after notice or public disclosure of the date of the annual meeting is first given or made to shareholders. If the election of directors is to take place at a special meeting of shareholders, then a shareholder nomination must be received by the Company no later than ten days after notice or public disclosure of the date of the special meeting is first given or made to shareholders. The written nomination must include (a) the name and address of the shareholder who intends to make the nomination and the name and address of each of his nominees, (b) the class and number of shares held by the nominator as of the record date of the meeting and as of the date of the notice (including shares held of record or beneficially and shares represented by proxy), certain information about record ownership and a representation that the nominator intends to appear in person at the meeting to make the nominations, (c) a description of all arrangements between the nominator, the nominee(s) and any other persons (whose names must be disclosed) relating to the nomination, (d) the same information about the nominee(s) that the Company would be required to include in a proxy statement under the Securities and Exchange Commission’s proxy rules if the Company were making the nomination, (e) the written consent of each nominee to serve as a director of the Company and (f) any other information the Company may reasonably request. Copies of the Company’s bylaws may be obtained by writing or calling the Company at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, tel: (678) 775-6900, attention: Martha M. Watson, Secretary.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT

     The following table sets forth certain information as of September 19, 2003, regarding the beneficial ownership of the Company’s common stock by (i) persons beneficially owning in any case more than five percent of the common stock, (ii) the directors, (iii) the executive officers named in the Summary Compensation Table under “Management Compensation”, and (iv) all current directors and executive officers as a group. Unless otherwise noted in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company shown as beneficially owned by them.

	Shares
	Beneficially
Beneficial Owner	Owned	Percentage

FMR Corporation (1)	404,758	10.0
Edward C. Johnson
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Royce & Associates (2)	376,280	9.3
1414 Avenue of the Americas
Ninth Floor
New York, NY 10019

Dimensional Fund Advisors Inc. (3)	345,742	8.5
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Franklin Resources, Inc. (4)	340,000	8.4
Franklin Advisory Services, LLC
Charles B. Johnson
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA 94403

E. Erwin Maddrey, II (5)	696,082	17.1
233 North Main Street, Suite 200
Greenville, SC 29601

Buck A. Mickel (6)(7)	318,594	7.8
Post Office Box 6721
Greenville, SC 29606

	Shares
	Beneficially
Beneficial Owner	Owned	Percentage

Micco Corporation (7)	248,126	6.1
Post Office Box 9278
Greenville, SC 29604

Minor H. Mickel (7)(8)	315,608	7.8
415 Crescent Avenue
Greenville, SC 29605

Minor M. Shaw (7)(9)	300,776	7.4
16 Hemlock Drive
Greenville, SC 29601

Charles C. Mickel (7)(10)	299,386	7.4
Post Office Box 6847
Greenville, SC 29606

David S. Fraser (11)	1,426	(21)

William F. Garrett (12)	1,110	(21)

C. C. Guy (13)	8,808	(21)

Robert W. Humphreys (14)	155,444	3.8

Dr. James F. Kane (15)	9,220	(21)

Dr. Max Lennon (16)	6,539	(21)

Herbert M. Mueller (17)	45,668	1.1

David Peterson (18)	1,000	(21)

Martha M. “Sam” Watson (19)	20,582	(21)

All current directors and executive officers as a group (11 Persons) (20)	1,264,473	31.1

(1)	The information set forth above is based on Schedule 13F-HR that was filed by FMR Corporation (“FMR”) with the Securities and Exchange Commission on August 14, 2003 with respect to the Company’s common stock. In Amendment No. 2 to Schedule 13G that was filed by FMR with the Securities and Exchange Commission on February 13, 2003 with respect to the Company’s common stock, FMR reported that Fidelity Management & Research Company (“Fidelity”), which has the same business address as FMR, is a wholly-owned subsidiary of FMR and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Fidelity is the beneficial owner of all of the shares reported above. The Schedule 13G/A reported that one investment company, Fidelity Low Priced Stock Fund, owns all shares set forth above. The Schedule 13G/A reported that Edward C. Johnson III, Chairman of FMR, owns 12.0% and Abigail P. Johnson, Director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. They have entered into a shareholders’ voting agreement with the other holders of all of the other Class B shares under which all Class B shares will be voted in accordance with the majority vote of Class B shares.

Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR. The Schedule 13G/A indicates that neither FMR nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)	The number of shares currently held by Royce & Associates, Inc. (“Royce”) is based on a Schedule 13F that was filed by Royce with the Securities and Exchange Commission on August 13, 2003. An Amendment No. 2 to Schedule 13G filed by Royce with the Securities and Exchange Commission on February 4, 2003 with respect to the Company’s common stock reported that Royce has sole power to vote and/or dispose of the shares disclosed above.

(3)	The number of shares currently held by Dimensional Fund Advisors Inc. (“Dimensional”) is based on a Schedule 13F that was filed by Dimensional with the Securities and Exchange Commission on August 8, 2003. In an Amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 13, 2003, Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares. The Schedule 13G reported that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. The Schedule 13G reported that all of the shares of the Company’s common stock were owned by such investment companies, trusts or accounts and that in its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the Company’s shares reported. The Schedule 13G reported that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company, trust or account client owned more than 5% of the outstanding shares of the Company’s common stock.

(4)	The information set forth above is based on Schedule 13F-HR that was filed by Franklin Resources, Inc. (“FRI”) with the Securities and Exchange Commission on August 13, 2003 with respect to the Company’s common stock. In Amendment No. 2 to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on January 30, 2003 with respect to the Company’s common stock, FRI reported that the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The Schedule 13G/A reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The Schedule 13G/A reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The Schedule 13G/A reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended. The Schedule 13G/A reported that Franklin Microcap Value Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported.

(5)	Mr. Maddrey is the chairman of the board and a director of the Company. The number of shares shown as beneficially owned by Mr. Maddrey includes 86,294 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership.

(6)	Buck A. Mickel is a director of the Company. The number of shares shown as beneficially owned by Buck A. Mickel includes 69,894 shares directly owned by him, all of the 248,126 shares owned by Micco

Corporation, and 574 shares held by him as custodian for a minor. Buck A. Mickel disclaims beneficial ownership with respect to the 574 shares of the Company’s common stock held by him as custodian for a minor.

(7)	Micco Corporation owns 248,126 shares of the Company’s common stock. The shares of common stock of Micco Corporation are owned in equal parts by Minor H. Mickel, Buck A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are the children of Minor H. Mickel. Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are officers and directors of Micco Corporation. Each of Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel disclaims beneficial ownership of three-quarters of the shares of the Company’s common stock owned by Micco Corporation.

(8)	The number of shares shown as beneficially owned by Minor H. Mickel includes 67,482 shares directly owned by her and all of the 248,126 shares owned by Micco Corporation.

(9)	The number of shares shown as beneficially owned by Minor M. Shaw includes 52,446 shares owned by her directly, 204 shares beneficially owned by her husband through an individual retirement account, and all of the 248,126 shares owned by Micco Corporation. Minor M. Shaw disclaims beneficial ownership with respect to the 204 shares beneficially owned by her husband.

(10)	The number of shares shown as beneficially owned by Charles C. Mickel includes 50,538 shares owned by him directly, 702 shares held by him as custodian for his children, 20 shares owned by his wife and all of the 248,126 shares owned by Micco Corporation. Charles C. Mickel disclaims beneficial ownership with respect to the 20 shares owned by his wife and to the 702 shares of the held by him as custodian for his children.

(11)	David S. Fraser is a director of the Company.

(12)	William F. Garrett is a director of the Company.

(13)	C. C. Guy is a director of the Company. The number of shares shown as beneficially owned by C. C. Guy includes 3,792 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

(14)	Robert W. Humphreys is President and Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned in the table above includes 31,250 shares subject to options. Excluded from the table above are 31,250 shares that are covered by options that are not exercisable within 60 days after September 19, 2003.

(15)	Dr. James F. Kane is currently a director of the Company but is retiring and will not stand for re-election at the Annual Meeting. The number of shares shown as beneficially owned by him include 5,678 shares held in a Keogh or an IRA account.

(16)	Dr. Max Lennon is a director of the Company.

(17)	Herbert M. Mueller is Vice President, Chief Financial Officer and Treasurer of the Company. The number of shares shown as beneficially owned in the table above includes 7,000 shares subject to options. Excluded from the table above are 7,000 shares that are covered by options that are not exercisable within 60 days after September 19, 2003.

(18)	David Peterson is a director of the Company.

(19)	Martha M. “Sam” Watson is Vice President and Secretary of the Company. The number of shares shown as beneficially owned in the table above includes 8,000 shares subject to options. Excluded from the table above are 4,000 shares that are covered by options that are not exercisable within 60 days after September 19, 2003.

(20)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

(21)	Less than one percent.

     According to the latest Form 4 filed by Bettis Rainsford on March 2, 2001 with the Securities and Exchange Commission, Mr. Rainsford was the direct beneficial owner of 657,136 shares (after giving effect to the 2-for-1 stock split effective September 20, 2002), or 16.2% of the Company’s currently outstanding common stock, and was not the beneficial owner of any other shares. A Form 4 filed by Mr. Rainsford on July 3, 2000 indicates that the Edgefield County Foundation, a charitable trust, with respect to which the Company believes Mr. Rainsford disclaims beneficial ownership, owned 9,588 post-split shares. On September 11, 2003, Mr. Rainsford orally informed the Company that he now owns less than 5% of the Company’s stock. The Company has not verified this information; however, the company has no reason to believe it is untrue.

EXECUTIVE OFFICERS

     The following provides certain information regarding the current executive officers of the Company. The business address of each executive officer listed below is Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097.

Name and Age	Position

Robert W. Humphreys (46)	President and Chief Executive Officer (1)
Herbert M. Mueller (46)	Vice President, Chief Financial Officer and Treasurer (2)
Martha M. “Sam” Watson (50)	Vice President and Secretary (3)

(1)	See information under the subheading “Election of Directors”.

(2)	Herbert M. Mueller was elected to serve as Vice President, Chief Financial Officer and Treasurer of Delta Apparel in December 1999. He was elected to serve as Vice President of the Delta Apparel Company division of Delta Woodside in April 1998. Prior to joining the Delta Apparel Company division, Mr. Mueller served as Corporate Controller (from June 1991 to June 1997 and from October 1997 to April 1998) and Senior Director of Business Planning (from July 1997 to October 1997) of Swift Denim, a manufacturer of denim fabric.

(3)	Martha M. Watson was elected to serve as Vice President and Secretary of the Company in October 2000. Prior to joining the Company, Ms. Watson served as President of Carolina Benefit Services (from September 1999 to October 2000), Vice President of Operations for Sunland Distribution, Inc., a public warehousing company (from January 1999 to September 1999), and Director of Human Resources for the following divisions of Delta Woodside: Stevcoknit Fabrics Company (from January 1990 to January 1999) and Delta Apparel Company (from July 1987 to January 1990).

     The Company’s executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth information for the fiscal years ended June 28, 2003, June 29, 2002 and June 30, 2001 respecting the compensation that was earned by the Company’s current Chief Executive Officer and by the Company’s other executive officers who earned salary and bonus in fiscal 2003 from the Company in excess of $100,000 (the “Named Executives”).

SUMMARY COMPENSATION TABLE

					Long Term
	Annual Compensation				Awards

				Other	Securities	All
				Annual	Underlying	Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)(a)	($)(a)(b)	($)(c)	(#)(e)	($)

Robert W. Humphreys	2003	500,000	487,500	97,672	24,000	19,562	(f)(i)
President & Chief	2002	375,000	570,300	306,858 (d)	—	12,063
Executive Officer	2001	300,000	658,500	85,597	165,000	6,145

Herbert M. Mueller	2003	188,462	113,750	28,130	7,200	9,616	(g)(i)
Vice President, Chief	2002	177,692	133,070	88,435 (d)	—	6,762
Financial Officer &	2001	159,154	153,650	25,679	40,000	2,134
Treasurer

Martha M. Watson	2003	123,500	56,875	14,582	4,800	3,034	(h)(i)
Vice President &	2002	114,327	62,030	53,082 (d)	—	2,403
Secretary	2001	76,154	65,850	11,097	22,400	508

(a)	The amounts shown in the column include sums, the receipt of which were deferred pursuant to the Company’s Savings and Investment Plan (the “Delta Apparel 401(k) Plan”) and the Company’s deferred compensation plan.

(b)	Amounts in this column are cash bonuses paid to reward performance.

(c)	The amounts shown in the column were paid by the Company in connection with the vesting of awards under the Company’s Incentive Stock Award Plan and were approximately sufficient, after the payment of all applicable income taxes, to pay the participant’s federal and state income taxes attributable to the acquisition of shares upon the vesting of the award. (Upon vesting of an award under the Incentive Stock Award Plan, the Company issues shares to the award holder, subject to payment of the applicable price per share.) The tax assistance related to the vesting of these awards is earned in, and recorded above for, the fiscal year in which the related award vests (which in many instances is the last day of the fiscal year), though such amounts in some instances were actually paid in the fiscal year following vesting of the related award.

(d)	The performance portion of awards made in fiscal 2001 (constituting 40% of each award) under the Company’s Incentive Stock Award Plan vested on August 29, 2002 when the Company filed its Annual Report on Form 10-K for fiscal 2002 based on the achievement of performance criteria measured by financial data in the fiscal 2002 Form 10-K. The related payments to cover applicable income taxes were made later in fiscal year 2003; however, these amounts are included in fiscal 2002 compensation because the vesting of the performance portion of the awards was based on achieving fiscal 2002 performance goals.

(e)	Includes awards under the Company’s Incentive Stock Award Plan. These awards are treated as options. Shares for fiscal 2001 have been adjusted to reflect the 2-for-1 stock split effective as of September 20, 2002.

(f)	The fiscal 2003 amount represents $3,966 contributed by the Company to the Delta Apparel 401(k) Plan for Mr. Humphreys with respect to his compensation deferred under the Delta Apparel 401(k) Plan and $15,596 earned on Mr. Humphreys’ deferred compensation at a rate in excess of 120% of the federal mid-term rate.

(g)	The fiscal 2003 amount represents $3,898 contributed by the Company to the Delta Apparel 401(k) Plan for Mr. Mueller with respect to his compensation deferred under the Delta Apparel 401(k) Plan and $5,718 earned on Mr. Mueller’s deferred compensation at a rate in excess of 120% of the federal mid-term rate.

(h)	The fiscal 2003 amount represents $3,034 contributed by the Company to the Delta Apparel 401(k) Plan for Ms. Watson with respect to her compensation deferred under the Delta Apparel 401(k) Plan.

(i)	The 401(k) Plan allocation shown for the fiscal year was allocated to the participant’s account during that fiscal year, although all or part of the allocation may have been determined in whole or in part on the basis of the participant’s compensation during the prior fiscal year.

     The amounts shown in the table above do not include reimbursement by the Company or subsidiaries for certain automobile expenses and other items. The non-business personal benefit to any Named Executive of these amounts does not exceed the lesser of $50,000 or 10% of the Named Executive’s total salary and bonus.

     Option Grants in Last Fiscal Year The following table provides certain information respecting the grant to any Named Executive during fiscal 2003 of awards under the Company’s Incentive Stock Award Plan or options under the Company’s Stock Option Plan. For purposes of this table, awards under the Company’s Incentive Stock Award Plan are treated as options.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value At
						Assumed Annual Rate of
	Number of	Percent Of				Stock Price Appreciation for
	Securities	Total Options				Option Term (c)
	Underlying	Granted To	Exercise Or
	Options Granted	Employees	Base Price	Expiration		0%	5%	10%
Name	(#)(a)	In Fiscal Year	($/Sh)	Date		($)	($)	($)

Robert W. Humphreys	8,000	10.58	$0.01	(a	)	107,360	112,732	118,104
President & CEO	16,000	21.16	$0.01	(b	)	214,720	248,590	285,845

Herbert M. Mueller	2,400	3.17	$0.01	(a	)	32,208	33,820	35,431
Vice President, CFO	4,800	6.35	$0.01	(b	)	64,416	74,577	85,754
& Treasurer

Martha M. Watson	1,600	2.12	$0.01	(a	)	21,472	22,546	23,621
Vice President & Secretary	3,200	4.23	$0.01	(b	)	42,944	49,718	57,169

(a)	These represent shares covered by an award granted during fiscal 2003 under the Company’s Incentive Stock Award Plan, pursuant to which a participant can acquire shares of the Company’s common stock for $0.01 cash per share upon the vesting of the award respecting such shares. Each grant of an award under the plan sets forth the circumstances under which all or part of the award will vest. The award vested if the recipient remained employed with the Company on June 28, 2003. All awards vest in full upon a change of control. The part, if any, of an award that does not vest is forfeited. In connection with the vesting of any award, the Company pays the participant cash in an amount approximately sufficient, after the payment of all applicable income taxes, to pay the participant’s federal and state income taxes attributable to the vesting of the award.

(b)	These represent shares covered by an award granted during fiscal 2003 under the Company’s Incentive Stock Award Plan, pursuant to which a participant can acquire shares of the Company’s common stock for $0.01 cash per share upon the vesting of the award respecting such shares. Each grant of an award under the plan sets forth the circumstances under which all or part of the award will vest. The award will vest on the date the Company files its Annual Report on Form 10-K for fiscal 2005 with the Securities and Exchange Commission if the recipient continues to be employed by the Company on such date and certain performance criteria respecting cumulative operating profits are met for the three-year period ending July 2, 2005. All awards vest in full upon a change of control. The part, if any, of an award that does not vest is forfeited. In connection with the vesting of any award, the Company pays the participant cash in an amount approximately sufficient, after the payment of all applicable income taxes, to pay the participant’s federal and state income taxes attributable to the vesting of the award.

(c)	Based on annual compounding at assumed appreciation rate until termination date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides certain information respecting the exercise by any Named Executive during fiscal 2003 of awards granted under the Company’s Incentive Stock Award Plan and options granted under the Company’s Stock Option Plan, and the fiscal year end value of any unexercised outstanding awards and options under these plans. For purposes of this table, awards under the Company’s Incentive Stock Award Plan are treated as options.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION VALUES

					Number of Securities		Value of Unexercised
					Underlying Unexercised		In-the-Money Options at
	Shares Acquired				Options at FY-End (#)		FY-End ($)(g)
	on Exercise		Value Realized
Name	(#)		($)		Exercisable	Unexercisable	Exercisable	Unexercisable

Robert W. Humphreys	16,000	(a)	231,040	(c)	—	78,500	—	956,959
	8,000	(a)	127,120	(d)
	31,250	(b)	351,359	(e)

Herbert M. Mueller	4,800	(a)	69,312	(c)	—	15,300	—	194,329
	2,400	(a)	38,136	(d)
	7,000	(b)	78,425	(f)

Martha M. Watson	3,200	(a)	46,208	(c)	4,000	9,200	39,100	109,498
	1,600	(a)	25,424	(d)

(a)	Amounts represent shares acquired through the vesting of awards granted under the Company’s Incentive Stock Award Plan.

(b)	Amounts represent shares acquired through the exercise of options granted under the Company’s Stock Option Plan.

(c)	Based on the closing price of the Company’s common stock on August 29, 2002, the date of vesting of the applicable incentive stock awards (the filing date of the Company’s Form 10-K for the year ended June 28, 2002), of $14.45 per share (adjusted for the 2-for-1 stock split effective as of September 20, 2002).

(d)	Based on the closing price of the Company’s common stock on June 27, 2003, the last trading day before the June 28, 2003 date of vesting of the applicable incentive stock awards, of $15.90 per share.

(e)	Based on the closing price of the Company’s stock on February 4, 2003, the date of exercise of the applicable stock options, of $15.90 per share.

(f)	Based on the closing price of the Company’s stock on January 31, 2003, the date of exercise of the applicable stock options, of $15.86 per share.

(g)	Based on the closing price of the Company’s common stock on June 27, 2003, the last trading day of fiscal 2003, of $15.90 per share. All of the unexercised options were in-the-money on June 28, 2003.

Employment Contracts and Severance Arrangements

     Robert W. Humphreys. Delta Apparel does not maintain an employment agreement with Robert W. Humphreys, President and Chief Executive Officer.

     Herbert M. Mueller & Martha M. Watson. Mr. Mueller and Ms. Watson are parties to employment agreements with the Company dated November 7, 2000 with terms extending to December 31, 2003. Mr. Mueller’s agreement provides that he will serve as Vice President, Chief Financial Officer and Treasurer of the Company and receive a base annual salary of at least $160,000. Ms. Watson’s agreement provides that she will serve as Vice President and Secretary of the Company and receive a base annual salary of at least $110,000.

     Both agreements provide that the employees will be entitled to participate in the Company’s Short-Term Incentive Compensation Plan and receive perquisites comparable to those of other similarly situated executives of the Company. The agreements provide for 6 months base salary continuation following the death of the employee and base salary and benefits continuation for 6 months following termination of employment because of disability. The Company may terminate the employees with or without cause upon written notice, and the agreements require the employee to give the Company 60 days prior written notice of his or her voluntary termination of employment. If the Company terminates the employee’s employment without cause or the employee terminates his or her employment because of breach of the agreement by the Company, the Company for a period of 12 months shall continue to pay the employee’s base salary and certain incentive compensation based on the amount received for the most recent fiscal year and continue to provide the life, medical and disability insurance provided prior to termination or to other executives during such 12 month period.

     If within one year of a change of control (as defined in the agreements), the employee terminates his or her employment for good reason (as defined in the agreements) or the Company terminates the employee’s employment for any reason other than Cause (as defined in the agreement), death or disability, then the Company must pay the executive (i) an amount equal to his or her annual base salary in effect on the termination date, (ii) an amount equal to the cash bonus paid during the fiscal year preceding termination, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination and (iv)

outplacement assistance. Such change of control severance payments are subject in certain circumstances to reduction to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code.

     The agreements prohibit the employee during the term of his or her agreement, and in certain circumstances for a period of 4 months after termination of employment, from providing services to a competing business in the United States similar to the services provided by the employee at the time of termination. The agreements also prohibit the employee for a period of two years after the term of the agreement or termination of employment for any reason from (i) soliciting or inducing employees of the Company or its affiliates to leave their employment with the Company or (ii) soliciting any customer or supplier or actively sought after customer or supplier of the Company for or on behalf of any competing business in the United States. The agreements generally prohibit the employee from disclosing the Company’s trade secrets at any time during or after the term of their employment except as required by the course of his or her employment or as required in connection with a court or administrative proceeding.

Director Compensation

     For fiscal 2003, the Company paid each director who was not an officer of Delta Apparel a fee of $10,665 and provided each of these directors $5,334 with which shares of the Company’s common stock were purchased. These shares were acquired in the open market for this purpose. The Company also paid each non-officer director an annual fee for committee meetings. The audit committee members were paid a fee of $2,000 ($3,000 for the committee chair) and the compensation committee members and the corporate governance committee members were paid a fee of $1,500 ($2,000 for the committee chair). In addition, a fee of $500 was paid to each non-officer director for each board meeting attended in addition to the four quarterly board meetings. Each director was also reimbursed for reasonable travel expenses in attending each meeting.

     On August 14, 2003, the Board adopted a resolution increasing the annual fee paid to non-officer directors to $12,666 effective for fiscal year 2004. In addition, the Board determined it was appropriate for fiscal year 2004 to give each non-officer director the same number of shares of stock as given to the director in fiscal year 2003. Therefore, in fiscal year 2004, each non-officer director will be given 346 shares of Delta Apparel stock.

     Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the Performance Graph and the Compensation Committee Report below shall not be incorporated by reference into any such filing unless, in the case of a future filing, the incorporation by reference explicitly lists this Performance Graph and/or the Compensation Committee Report.

PERFORMANCE GRAPH

     The Company’s common stock began trading on the American Stock Exchange on June 30, 2000, the last trading day of fiscal year 2000. Prior to that date, no securities of the Company were publicly traded. Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return, assuming dividend reinvestment, on the Company’s common stock with (1) the American Stock Exchange US Market Index (the “AMEX US Market Index”) and (2) the American Stock Exchange Wholesale and Retail Trade Index (the “AMEX Wholesale and Retail Trade Index”), which is comprised of all AMEX companies with SIC codes from 5000 through 5999.

COMPARISON OF TOTAL RETURN AMONG DELTA APPAREL, INC., AMEX US MARKET INDEX,
AND AMEX WHOLESALE & RETAIL TRADE INDEX

	2000	2001	2002	2003

Delta Apparel, Inc.	$100.00	$196.00	$308.07	$369.96
AMEX US Market Index	100.00	91.22	79.31	79.59
AMEX Wholesale & Retail Trade Index	100.00	74.84	86.86	81.39

This Performance Graph assumes that $100 was invested in the common stock of the Company and comparison groups on June 30, 2000 and that all dividends have been reinvested.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee’s policies with regard to compensation of the executive officers of the Company, including the relationship of corporate performance to executive compensation.

Executive Compensation Policies

     The Committee believes that its compensation practices are designed to attract, retain, and motivate key Company executives to achieve short-, medium- and long-term goals that the Committees believe will enhance the value of the shareholders’ investment in the Company. Generally, these objectives are implemented through:

A.	Cash bonuses to reward the achievement of specific performance goals,

B.	Grants of stock awards under an incentive stock award plan,

C.	Grants of stock options under a stock option plan, and

D.	Payment of base salaries at levels that are competitive with those paid by a peer group of companies.

Compensation of Executive Officers Other than Mr. Humphreys

     The Company’s executive officers other than Mr. Humphreys, its Chief Executive Officer, (the “Other Officers”) received compensation for fiscal 2003 that included both fixed and performance-based components. In fiscal 2003, the Other Officers were Mr. Mueller and Ms. Watson. The Other Officers’ compensation for fiscal 2003 consisted of base salary, cash bonuses paid under the Company’s Short-Term Incentive Compensation Plan, the vesting of awards under the Company’s Incentive Stock Award Plan and the vesting of options under the Company’s Stock Option Plan.

     Cash bonuses were paid in fiscal 2003 to the Other Officers pursuant to the Company’s Short-Term Incentive Compensation Plan. Pursuant to the plan, the Compensation Committee awarded potential bonuses to the Other Officers at the beginning of fiscal 2003 payable solely on the achievement of objective performance goals determined by the Compensation Committee relating to the Company’s earnings before interest and taxes and return on capital employed by the Company. The performance goals were objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals had been met. No bonuses were paid until the Compensation Committee certified that the performance goals had been achieved. For fiscal 2003, the total cash bonuses awarded to the Other Officers amounted to 55% of their combined base salaries. These bonuses were actually paid in fiscal 2004, though they were earned in fiscal 2003.

     Two awards were made in fiscal year 2003 under the Company’s Incentive Stock Award Plan to the Other Officers. The first award vested if the Other Officer remained employed with the Company on June 28, 2003. The second award will vest on the date the Company files its Annual Report on Form 10-K for fiscal 2005 with the Securities and Exchange Commission if the recipient continues to be employed by the Company on such date and certain performance criteria respecting cumulative operating profits are met for the three-year period ending July 2, 2005. The number of shares covered by an award was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of the executive’s position, the executive’s performance, the executive’s compensation, the assessed potential of the executive, and any other factors deemed relevant to the accomplishment of the purposes of the plan. The Compensation Committee currently expects that any future awards under the plan to Other Officers will be similarly structured. The Committee believes that the Company’s Incentive Stock Award Plan will be an important tool to the achievement of medium-term goals. New awards were made to the Other Officers in July 2003 for service in fiscal year 2004.

     Each Other Officer also participates in the Company’s Stock Option Plan. The purpose of this plan is to promote the growth and profitability of the Company over a longer term by enabling the Company to attract and retain key and middle level managers of outstanding competence and by increasing the personal participation of its executives in the Company’s performance by providing these executives with an additional equity ownership opportunity in the Company. In making option grants to the Other Officers, no specific, non-subjective criteria were used, but the factors taken into account included the level and responsibility of the executive’s position, the executive’s performance, the executive’s compensation, the assessed potential of the executive, and any other factors that were deemed relevant to the accomplishment of the purposes of the plan. The per share exercise price of each option granted under the plan was equal to the per share fair market value on the date of grant. One quarter of Mr. Mueller’s options became or becomes exercisable on July 14 of each of 2001, 2002, 2003 and 2004. One quarter of Ms. Watson’s options became or becomes exercisable on October 18 of each of 2001, 2002, 2003 and 2004. The Compensation Committee currently expects that future awards under the plan will be similar in structure to awards already made under the plan. No new options were granted to Other Officers in fiscal year 2003.

     Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes limits on the ability of the Company to claim income tax deductions for compensation paid to the Named Executives. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to any of the Named Executives. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. The portions of awards under the Company’s Incentive Stock

Award Plan that vest solely upon the grantee’s continued employment with the Company do not qualify as performance-based compensation under Section 162(m); however, the Committee believes that all bonuses, grants and awards to date to the Other Officers under the Company’s Short-Term Incentive Compensation Plan, Stock Option Plan and Incentive Stock Award Plan either comply with the requirements for exemption from the $1,000,000 limit under Section 162(m) or else will not cause the aggregate non-exempt compensation paid to any Other Officer to exceed the $1,000,000 limit in any fiscal year. The Committee expects that future grants and awards made to the Other Officers under the Stock Option Plan and the Incentive Stock Award Plan and bonuses paid to the Other Officers under the Short-Term Incentive Compensation Plan will not cause the $1,000,000 threshold to be exceeded.

Compensation Paid to the Chief Executive Officer

     The compensation of Mr. Humphreys, the Company’s Chief Executive Officer, includes both fixed and performance-based components. Compensation for Mr. Humphreys consisted of a base salary, a cash bonus paid under the Company’s Short-Term Incentive Compensation Plan, the vesting of awards under the Company’s Incentive Stock Award Plan and the vesting of options under the Company’s Stock Option Plan.

     The amount of Mr. Humphrey’s fiscal 2003 cash bonus paid pursuant to the Short-Term Incentive Compensation Plan was determined by a formula set by the Compensation Committee at the beginning of fiscal 2003 and was payable solely upon the achievement of objective performance goals determined by the Compensation Committee relating to the Company’s earnings before interest and taxes and return on capital employed by the Company. The performance goals were objective in that a third party having knowledge of the relevant facts would be able to determine whether the performance goals had been met. No bonus was paid until the Compensation Committee certified that the performance goals had been achieved. This bonus was actually paid to Mr. Humphreys in fiscal 2004, though it was earned in fiscal 2003.

     Mr. Humphreys participates in the Company’s Incentive Stock Award Plan. Two awards were made under this plan in fiscal year 2003. The first award vested if Mr. Humphreys remained employed with the Company on June 28, 2003. The second award will vest on the date the Company files its Annual Report on Form 10-K for fiscal 2005 with the Securities and Exchange Commission if Mr. Humphreys continues to be employed by the Company on such date and certain performance criteria respecting cumulative operating profits are met for the three-year period ending July 2, 2005. The number of shares covered by the award was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of Mr. Humphreys’ position, his performance, compensation and assessed potential and any other factors deemed relevant to the accomplishment of the purposes of the plan. New awards were made to Mr. Humphreys in July 2003 for service in fiscal year 2004.

     Mr. Humphreys also participates in the Company’s Stock Option Plan. The number of options awarded to Mr. Humphreys was not determined by specific, non-subjective criteria, but the determination of such number took into account the level and responsibility of Mr. Humphreys’ position, his performance, his compensation and assessed potential and any other factors deemed relevant to the accomplishment of the purposes of the plan. The per share exercise price of options granted to Mr. Humphreys was equal to the per share fair market value on the date of grant. One quarter of Mr. Humphreys’ options became or becomes exercisable on July 14 of each of 2001, 2002, 2003 and 2004. No new options were granted to Mr. Humphreys in fiscal year 2003.

     The Committees believe that the cash bonus paid to Mr. Humphreys in fiscal 2003 under the Short-Term Incentive Compensation Plan, the performance-based portion of his awards to date under the Incentive Stock Award Plan and options granted to date to him under the Company’s Stock Option Plan will qualify as “performance-based compensation” exempt from the $1,000,000 cap on executive compensation paid to Mr. Humphreys that is deductible by the Company for federal income tax purposes under Section 162(m). The Compensation Committee expects that future grants and awards made to Mr. Humphreys under the Stock Option Plan and the Incentive Stock Award Plan and bonuses paid to Mr. Humphreys under the Short-Term Incentive Compensation Plan will not cause the $1,000,000 threshold to be exceeded.

Compensation Committee
William F. Garrett, Co-Chair
Dr. James F. Kane, Co-Chair
Dr. Max Lennon
E. Erwin Maddrey, II
Buck A. Mickel

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPANTS

     The following directors currently serve on the Compensation Committee of Delta Apparel’s board of directors: William F. Garrett, Dr. James F. Kane, Dr. Max Lennon, E. Erwin Maddrey, II and Buck A. Mickel. Mr. Guy and Mr. Mickel were officers of Delta Woodside Industries, Inc. or its predecessors from 1984 until November 1989. The information set forth below under the headings “Related Party Transactions—Amendment of Tax Sharing Agreement Between Delta Woodside, Delta Apparel and Duck Head” and “Minority Ownership of Foreign Subsidiaries” is incorporated herein by reference.

RELATED PARTY TRANSACTIONS

Amendment of Tax Sharing Agreement Between Delta Woodside, Delta Apparel and Duck Head

     Delta Apparel was spun-off from Delta Woodside by means of a pro rata distribution on June 30, 2000 of Delta Apparel’s stock to Delta Woodside’s shareholders (the “Distribution”). In connection with the Distribution, Delta Woodside, Delta Apparel and Duck Head Apparel Company, Inc. (“Duck Head”), which was also spun-off by Delta Woodside on June 30, 2000 in a distribution similar to Delta Apparel’s Distribution, entered into a Tax Sharing Agreement dated as of June 30, 2000, among other agreements and transactions. The Tax Sharing Agreement describes, among other things, each company’s rights and obligations relating to tax payments and refunds for periods before and after the Distribution and related matters like the filing of tax returns and the handling of audits and other tax proceedings. The tax sharing agreement also describes the indemnification arrangements with respect to tax matters among Delta Apparel and its subsidiaries (which this document refers to as the Delta Apparel tax group), Delta Woodside and its subsidiaries after the Distribution and the Duck Head distribution (which this document refers to as the Delta Woodside tax group) and Duck Head and its subsidiaries (which this document refers to as the Duck Head tax group).

     At the request of Duck Head, the parties entered into an amendment to the tax sharing agreement as of August 6, 2001. The amendment clarified the rights and obligations of the companies with respect to their respective tax assets and tax liabilities. The amendment also modified the parties’ respective indemnification obligations. Under the tax sharing agreement, as amended, Delta Woodside is generally responsible for all taxes with respect to pre-spin-off periods and the spin-off. The amendment further provides that all disputes arising under the tax sharing agreement, as amended, are to be resolved by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

     Prior to the negotiation of the terms of the amendment to the tax sharing agreement, Duck Head agreed to reimburse Delta Apparel for all of Delta Apparel’s attorneys’ fees incurred in connection with this amendment. Mr. Humphreys, the only member of the Company’s board of directors at the time of the amendment who was not also a member of Delta Woodside’s board of directors, approved the amendment.

     The following directors of the Company are also directors of Delta Woodside: William F. Garrett, C. C. Guy, Dr. James F. Kane, Dr. Max Lennon, E. Erwin Maddrey, II and Buck A. Mickel. In the event that any material issue were to arise between Delta Woodside and the Company, these directors could be deemed to have a conflict of interest with respect to that issue. In that circumstance, the Company anticipates that it will proceed in a manner that is determined by a majority of those members of the Company’s board of directors who are not also members of the board of directors of Delta Woodside. Delta Apparel was spun-off from Delta Woodside by means of a pro-rata distribution of Delta Apparel’s stock to Delta Woodside’s shareholders in 2000. E. Erwin Maddrey, II and Buck A. Mickel, directors of the Company, continue to beneficially own substantial percentages of Delta Woodside’s stock. The Company believes that certain third-party substantial shareholders of the Company are also substantial shareholders of Delta Woodside.

Turn One Motorsports, LLC

     The Company engaged Turn One Motorsports, LLC during fiscal years 2003 and 2002 to provide services for a customer appreciation day. For services provided, the Company paid a total of $16,596 and $15,226 to Turn One Motorsports during fiscal years 2003 and 2002, respectively. Mr. Robert Humphreys (President and Chief Executive Officer and director of Delta Apparel, Inc.) beneficially owns more than 10% of Turn One Motorsports, LLC.

Minority Ownership of Foreign Subsidiaries

     Delta Apparel Honduras, S.A., a Honduran sociedad anonima (“Delta Apparel Honduras”), conducts some of the Company’s Honduran operations. Honduran law formerly required that a Honduran sociedad anonima have at least five shareholders. As a result, the Company owns 2,496 shares, and each of E. Erwin Maddrey, II, Buck A. Mickel, William F. Garrett and Robert W. Humphreys owns one share, of Delta Apparel Honduras. Each of these individual shareholders has agreed that, at the request of the Company for any reason or in the event the individual ceases to be a member of the Company’s board for any reason, the one share owned by him shall be transferred to another individual selected by the Company or, if so requested by the Company, to the Company in exchange for $100.

     Delta Cortes, S.A., a Honduran sociedad anonima (“Delta Cortes”), conducts some of the Company’s Honduran operations. Honduran law has changed and now requires that a Honduran sociedad anonima have at least two shareholders. As a result, the Company owns 2,499 shares and Robert W. Humphreys owns one share, of Delta Cortes. Mr. Humphreys has agreed that, at the request of the Company for any reason or in the event he ceases to be a member of the Company’s board for any reason, the one share owned by him shall be transferred to another individual selected by the Company or, if so requested by the Company, to the Company in exchange for $100.

     Delta Campeche, S.A., a Mexican sociedad anonima (“Delta Campeche”), conducts the Company’s Mexican operations. Mexican law requires that a sociedad anonima have at least two shareholders. As a result, the Company owns 49 shares, and Robert W. Humphreys owns one share, of Delta Campeche. Mr. Humphreys has agreed that, at the request of the Company for any reason or in the event he ceases to be a member of the Company’s board for any reason, the one share owned by him shall be transferred to another individual selected by the Company or, if so requested by the Company, to the Company in exchange for $100.

Other

     Any transaction entered into between Delta Apparel and any officer, director, principal stockholder or any of their affiliates, other than minority ownership in foreign subsidiaries, has been on terms that Delta Apparel believes are comparable to those that would be available to Delta Apparel from non-affiliated persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company’s knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers, and ten percent holders were satisfied during fiscal year 2003, except that each of Mssrs. Fraser, Garrett, Guy, Lennon, Maddrey, Mickel and Kane filed one late Form 4 on September 4, 2002 with respect to stock awarded to them by the Company on August 29, 2002.

RATIFICATION OF SELECTION OF AUDITORS

(Item 2)

     The Board of Directors recommends the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”), independent certified public accountants, as auditors for the Company and its subsidiaries for fiscal year 2004 and to audit and report to shareholders upon the financial statements of the Company as of and for the year ending July 3, 2004.

     Ernst & Young currently serves as the Company’s independent auditors and was originally engaged by the Company to serve as principal accountants for the 2001 fiscal year.

     Representatives of Ernst & Young will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have.

Principal Accounting Audit Fees and All Other Fees

     Audit Fees. Fees for audit services totaled approximately $98,500 in fiscal 2003 and approximately $93,000 in fiscal 2002, including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

     Audit Related Fees. Fees for audit related services totaled approximately $2,700 in fiscal 2003 and approximately $6,000 in fiscal 2002. Audit related services principally relates to accounting consultation.

     Tax. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $52,600 in fiscal 2003 and approximately $49,800 in fiscal 2002.

     All Other Fees. The Company did not have any fees for services provided by its independent auditors not described above.

     The Audit Committee has considered whether the provision of these services is compatible with maintaining Ernst & Young’s independence.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors was not aware of any business that will be presented for consideration at the Annual Meeting other than the election of directors and ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2004. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting them.

FINANCIAL INFORMATION

     The Company’s fiscal 2003 Annual Report is being mailed to shareholders on or about September 26, 2003. The 2003 Annual Report contains the Company’s fiscal 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements and financial statement schedules but excluding exhibits. The Company will provide without charge to any shareholder of record as of September 19, 2003, and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting of Shareholders, upon written request of such shareholder or person, a copy of such fiscal 2003 Annual Report and all exhibits to the Company’s fiscal 2003 Annual Report on Form 10-K. Any such request should be directed to Delta Apparel, Inc., 2750 Premiere Parkway, Suite 100, Duluth, Georgia, 30097, Attention: Herbert M. Mueller, Vice President.

     Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the Audit Committee Report below shall not be incorporated by reference into any such filing unless, in the case of a future filing, the incorporation by reference explicitly lists this Audit Committee Report.

     The Audit Committee is responsible for the duties set forth in its charter (which is attached to the this proxy statement as Appendix 1) but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. The Company’s management has the responsibility for preparing the financial statements and implementing internal controls, and the Company’s independent accountants have the responsibility for auditing the financial statements. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The Board of Directors adopted a written Audit Committee Charter on February 17, 2000, a copy of which is included as Appendix 1 to this proxy statement. All members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards.

     The Audit Committee has reviewed and discussed with the Company’s management and the Company’s independent auditors the audited financial statements of the Company contained in the Company’s fiscal 2003 Annual Report. Without limiting the foregoing, the Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company’s independent accountant the independent accountant’s independence.

     Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s fiscal 2003 Annual Report on Form 10-K for the fiscal year ended June 28, 2003 filed with the U.S. Securities and Exchange Commission, which is included in the Company’s fiscal 2003 Annual Report to Shareholders, be included in the Company’s fiscal 2003 Annual Report on Form 10-K.

Audit Committee

C.C. Guy, Chair	David S. Fraser	Dr. Max Lennon

SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other regular employees of the Company by telephone, telecopy or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged Georgeson Shareholder to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $1,000 plus reasonable out-of-pocket expenses.

PROPOSALS OF SECURITY HOLDERS

     Any shareholder of the Company who desires to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before May 31, 2004. Pursuant to the requirements of the Company’s bylaws, if a shareholder of the Company desires to present a proposal at the 2004 Annual Meeting of Shareholders that will not be included in the Company’s proxy statement and form of proxy relating to that meeting, such proposal must be submitted to the Company at its principal executive offices no later than July 15, 2004 for the proposal to be considered timely.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

Martha M. Watson Secretary

Duluth, Georgia September 25, 2003

APPENDIX A

NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE AUDIT COMMITTEE CHARTER BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

DELTA APPAREL, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body and the public; the Company’s system of internal controls regarding finance, accounting and legal compliance and ethics; and the Company’s auditing, accounting and financial reporting procedures generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company’s policies, procedures and practices at all levels.

The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department. The Company’s independent accountants are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s shareholders. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (subject to ratification of the selection of outside auditors by the Company’s stockholders).

Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities set forth in Section IV of this Charter.

II.     COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director and free from any relationship that may interfere with the exercise of independent judgment. Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, each member of the Committee must satisfy the restrictions of the American Stock Exchange concerning such membership. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Audit Committee shall be elected by the Board at the meeting of the Board that occurs on the date of the Company’s annual stockholders’ meeting, and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times a year or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal audit department and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups or individuals believes should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials consistent with IV.4. (below)

IV.     RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1.     Review and reassess the adequacy of this Charter periodically, at least annually, as conditions dictate.

2.     Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

3.     Review the regular internal reports to management prepared by the internal auditing department and any letters of the independent accountants to management, and management’s response thereto.

4.     Review with financial management and the independent accountants each 10-Q prior to its filing. The Chair may represent the entire committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

5.     Recommend to the Board of Directors the selection of the outside auditors, consider the independence and effectiveness of the outside auditors and approve the fees and other compensation to be paid to the outside auditors. The Committee shall ensure that it receives from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Committee has the responsibility to take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

6.     Review and evaluate the performance of the independent accountants and, when circumstances warrant, recommend to the Board the replacement of the independent accountants.

7.     Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

FINANCIAL REPORTING PROCESS

8.     In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

9.     Consider the independent accountants’ judgment about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

10.     Consider and approve, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

PROCESS IMPROVEMENT

11.     Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12.     Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to the required information.

13.     Review any significant disagreement among management and the independent accountants or internal auditing department in connection with the preparation of the financial statements.

14.     Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial accounting practices, as previously approved by the Audit Committee, have been implemented. The appropriate time of this review shall be decided by the Committee.

ETHICAL AND LEGAL COMPLIANCE

15.     Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce the Code.

16.     Review management’s monitoring of the Company’s compliance with the Company’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

17.     Review the activities, organizational structure and qualifications of the internal audit department.

18.     Review with the Company’s counsel legal compliance matters including corporate securities trading policies.

19.     Review with the Company’s counsel any legal matter that could have a material impact on the Company financial statements.

20.     Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Adopted by Board of Directors on February 17, 2000.

DELTA APPAREL, INC.

PLEASE SIGN, DETACH
AND RETURN PROXY CARD
IN SUPPLIED ENVELOPE

Ú FOLD AND DETACH HERE Ú

DELTA APPAREL, INC.
ANNUAL MEETING, NOVEMBER 13, 2003

PROXY

Please sign on reverse side and return in the enclosed postage-paid envelope.

The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Robert W. Humphreys, Herbert M. Mueller and E. Erwin Maddrey II, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 13, 2003 at 10:00 A.M., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

1.	Election of Directors:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote all nominees listed below

Messrs. D. S. Fraser, W. F. Garrett, C. C. Guy, R. W. Humphreys, M. Lennon, E. E. Maddrey II, B. A. Mickel, D. Peterson

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

2.	Proposal to ratify selection of Ernst & Young LLP as independent auditors of Delta Apparel, Inc. for fiscal 2004.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

3.	At their discretion upon such other matters as may properly come before the meeting.

A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

(over)

Ú FOLD AND DETACH HERE Ú

This proxy is solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy and for the approval of proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated September 25, 2003 and the Proxy Statement furnished therewith.

Dated this ________________ day of ________________, 2003.

________________________________________________(Seal)

________________________________________________(Seal)

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.

DELTA APPAREL, INC.

PLEASE SIGN, DETACH

AND RETURN PROXY CARD
IN SUPPLIED ENVELOPE

Ú FOLD AND DETACH HERE Ú

DELTA APPAREL, INC.

ANNUAL MEETING, NOVEMBER 13, 2003

PROXY

Please sign on reverse side and return in the enclosed postage-paid envelope.

The undersigned participant in the Savings and Investment Plan of Delta Apparel, Inc., a Georgia corporation, hereby directs First Trust Corporation, trustee of such Plan, to vote the undersigned’s proportionate share of the shares of common stock of Delta Apparel, Inc. held by such Plan at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, Georgia, on November 13, 2003 at 10:00 A.M., and any adjournment or adjournments thereof, as follows:

1.	Election of Directors:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote all nominees listed below

Messrs. D. S. Fraser, W. F. Garrett, C. C. Guy, R. W. Humphreys, M. Lennon, E. E. Maddrey II, B. A. Mickel, D. Peterson

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee’s name in the space provided below.)

2.	Proposal to ratify selection of Ernst & Young LLP as independent auditors of Delta Apparel, Inc. for fiscal 2004.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

3.	At their discretion upon such other matters as may properly come before the meeting.

(over)

Ú FOLD AND DETACH HERE Ú

These voting instructions are solicited on behalf of the board of directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, these voting instructions will be deemed to grant authority to vote, and will be voted, for election of the directors listed on the reverse side of this proxy and for the approval of proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated September 25, 2003 and the Proxy Statement furnished therewith.

Dated this __________ day of __________________, 2003.

___________________________________________(Seal)

___________________________________________(Seal)

NOTE: Please sign exactly as name appears at left.

PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.